
FORM 10-Q


          STATEMENT REGARDING COMPUTATIONS OF PER SHARE EARNINGS

                             BGS SYSTEMS, INC.

                                            For the quarter ended
                                                  October 31,
                                              1996           1995
                                         ---------------------------
PRIMARY

Average shares outstanding                 3,129,486      3,116,159

Net effect of stock options, if dilutive,
based on the treasury stock method using
the average market price                      51,235         22,779
                                         -----------    -----------
  Total                                    3,180,721      3,138,938
                                         -----------    -----------

Net income                               $ 2,214,754    $ 1,949,547
                                         ===========    ===========

Net income per share                     $       .70    $       .62
                                         ===========    ===========
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


                                          For the nine months ended
                                                  October 31,
                                              1996           1995
                                         ---------------------------
PRIMARY

Average shares outstanding                 3,126,869      3,108,478

Net effect of stock options, if dilutive,
based on the treasury stock method using
the average market price                       36,09         17,712
                                         -----------    -----------
  Total                                    3,162,966      3,126,190
                                         -----------    -----------

Net income                               $ 6,490,503    $ 5,718,852
                                         ===========    ===========

Net income per share                     $      2.05    $      1.83
                                         ===========    ===========
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